UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2010

HERITAGE FINANCIAL GROUP
(Exact name of Registrant as specified in its charter)

United States	000-51305	45-0479535
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

721 North Westover Boulevard, Albany, Georgia  31707
 (Address of principal executive offices)

(229) 420-0000
Registrant’s telephone number, including area code

Not Applicable
(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On July 21, 2010, HeritageBank of the South, the wholly owned subsidiary of Heritage Financial Group, entered into employment agreements with T. Heath Fountain, Chief Financial Officer, and O. Mitchell Smith, Chief Credit Officer and Executive Vice President.  These officers also serve in similar capacities with Heritage Financial Group.

The agreements provide for initial two-year terms, with one-year extensions beginning on the first anniversary of the effective date and on each anniversary thereafter, subject to certain notice and review provisions.  Pursuant to the agreements, Mr. Fountain will receive an initial annual base salary of $135,017 and Mr. Smith will receive an initial annual base salary of $139,074.  Both executives will be eligible to receive discretionary bonuses under the Bank's Performance Incentive Plan, as may be authorized and declared from time to time, and will participate in the Bank's other employee benefit plans.

In the event either employee terminates his employment for "good reason," which includes a number of events following a change in control of the Bank, as defined in the agreements, the Bank shall be obligated to continue to pay to the employee the employee's annual salary and benefits, as the same may have been modified from time to time since the effective date of the agreements, for a period of two years after the date of termination, and, at the end of each calendar year during that two-year period, the Bank also shall pay to employee an amount equal to the average annual discretionary bonus, as a percentage of total annual compensation, which the employee received (if any) during the last three calendar years of the employee's employment with the Bank.

          The Bank may terminate, upon 120 days written notice, either employee's employment without cause.  In the event that the Bank terminates either employee's employment without cause, the Bank shall be obligated to continue to pay to the employee the employee's annual salary and benefits, as the same may have been modified from time to time since the effective date of the agreement, for a period of two years after the date of termination, and, at the end of each calendar year during that two-year period, the Bank shall also pay to the employee an amount equal to the average annual discretionary bonus, as a percentage of total annual compensation, which the employee received (if any) during the last three calendar years of the employee's employment with the Bank.

The foregoing description of the employment agreements does not purport to be complete and is qualified in its entirety by reference to the employment agreements, which are attached hereto as Exhibits 10.7 and 10.8, and are incorporated into this report by reference.

ITEM 8.01.    OTHER EVENTS

In a press release issued on July 23, 2010, the Company announced that its Board of Directors has declared a regular quarterly cash dividend of $0.09 per share.  The dividend will be paid on August 20, 2010, to stockholders of record as of August 6, 2010.  Heritage, MHC, which holds 7,868,875 shares or approximately 76% of the Company's total outstanding stock, will waive receipt of the dividend on its shares.

ITEM 9.01.   FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

	10.7	Employment agreement by and between T. Heath Fountain and HeritageBank of the South dated July 21, 2010
	10.8	Employment agreement by and between O. Mitchell Smith and HeritageBank of the South dated July 21, 2010
	99.1	Press Release dated July 23, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERITAGE FINANCIAL GROUP

Date:	July 23, 2010	By:	/s/ T. Heath Fountain
T. Heath Fountain
Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit(s)

10.7	Employment agreement by and between T. Heath Fountain and HeritageBank of the South dated July 21, 2010.

10.8	Employment agreement by and between O. Mitchell Smith and HeritageBank of the South dated July 21, 2010.

99	Copy of press release issued by the Company on July 23, 2010.